UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-36099	46-1315605
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

1451 Route 34, Suite 303
Farmingdale, NJ 07727
(Address of principal executive offices, including zip code)

877.870.7005
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHMI	New York Stock Exchange
8.20% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	CHMI-PRA	New York Stock Exchange
8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value	CHMI-PRB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 16, 2022, Cherry Hill Mortgage Investment Corporation, a Maryland corporation (the “Company”), held its annual meeting of security holders. Each of the following four nominees to the board of directors was elected based on the votes for, votes withheld and broker non-votes set forth below after each respective name:

Name	Votes For	Votes Withheld	Broker Non-Vote

Jeffrey B. Lown II	4,418,367	421,662	6,573,196

Joseph Murin	3,230,571	1,609,458	6,573,196

Regina Lowrie	3,280,106	1,559,923	6,573,196

Robert C. Mercer Jr.	3,282,083	1,557,946	6,573,196

The Company’s security holders approved, on a non-binding, advisory vote basis, the compensation of the Company’s named executive officers for the year ended December 31, 2021, based on the following votes for, votes against, abstentions and broker non-votes:

Votes For	Votes Against	Abstentions	Broker Non-Vote
3,905,982	656,421	277,626	6,573,196

The Company’s security holders also ratified the appointment of Ernst & Young LLP as the Company’s independent public auditors for 2022 based on the following votes for, votes against and abstentions:

Votes For	Votes Against	Abstentions
10,965,136	300,476	147,613

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

	By:	/s/ Michael Hutchby
Michael Hutchby
Date: June 17, 2022		Chief Financial Officer